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                                                                      EXHIBIT 14

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
To:      Participants of the
         BioWhittaker, Inc. Savings and Stock Investment Plan (the "Plan")
From:    Plan Trustee
Re:      Offer to Purchase BioWhittaker, Inc. Common Stock
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     Enclosed for your consideration is a copy of an offer (the "Offer") by BW
Acquisition Corp.(the "Offeror"), which is a wholly-owned subsidiary of Cambrex Corporation ("Cambrex"), to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares" or "Company Stock") of BioWhittaker, Inc. (the "Company"), at a purchase price of $11.625 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. All holders of record of Company Stock have received the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 22, 1997, among Cambrex, the Offeror, and the Company.

     THE TRUSTEE HAS ALSO RECEIVED THE OFFER ALONG WITH A LETTER OF TRANSMITTAL IN ORDER TO STATE THE NUMBER OF SHARES CURRENTLY HELD UNDER THE PLAN WHICH WILL BE TENDERED (I.E., SOLD) TO THE OFFEROR. AS A PARTICIPANT IN THE PLAN, YOU ARE ENTITLED TO INSTRUCT THE TRUSTEE WHETHER OR NOT TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN. ABSENT INSTRUCTIONS, THE TRUSTEE SHALL TENDER OR NOT TENDER SUCH SHARES AS IT DETERMINES IN ITS DISCRETION.

     ACCORDINGLY, WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT, UPON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER.

     Please note the following:

          1. The tender price is $11.625 per share, net in cash.

          2. The Offer and withdrawal rights will expire at 12:00 p.m., midnight, New York City time, on September 25, 1997, unless the Offer is extended.

          3. The Offer is conditioned upon, among other things, there being validly tendered, prior to the expiration of the Offer and not withdrawn, at least 50 percent of the Shares. The Offer is also subject to the other terms and conditions in the Offer to Purchase.

INSTRUCTIONS TO THE TRUSTEE

     Enclosed with this Notice is an instruction form which you must use to instruct the Trustee whether or not to sell the shares of Company Stock allocated to your account under the Plan. If you sign, date and return an instruction form but do not check any box on the form, the Trustee will treat your instruction form as not providing any instruction to the Trustee regarding the shares of Company Stock allocated to your account under the Plan. In accordance with the Plan, the Trustee will determine in its independent judgment whether or not to sell any shares of Company Stock held by the Plan for which no participant instructions are timely received.

YOUR ROLE AND RESPONSIBILITIES AS A PLAN PARTICIPANT

     Only a trustee can vote and sell the Company Stock held by the Plan. However, under the terms of the Plan, each participant may direct the Trustee with respect to voting and selling shares of Company Stock allocated to the account of such participant. If you choose to direct the Trustee whether or not to sell any shares of Company Stock allocated to your account under the Plan, you will be acting as a fiduciary with regard to your account for purposes of this Offer to purchase Company Stock (but not for any future matter). In general, fiduciaries are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to the plan participants and beneficiaries. You should therefore exercise your right whether or not to sell Company Stock prudently.
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CONFIDENTIALITY

     Your instructions are to be returned to Bankers Trust Company of Des Moines, Iowa ("Bankers Trust"), 665 Locust, P.O. Box 897, Des Moines, Iowa 50304, who is the Limited Trustee with respect to the acquisition, sale and holding of Company Stock under the Plan. Bankers Trust will inform the Trustee of the Plan as to the number of Shares for which no instructions were received. However, Bankers Trust will not inform the Trustee as to whether or not any particular participant furnished an instruction form or what the instructions were from any particular participant.

DEADLINE FOR SUBMITTING OR REVOKING INSTRUCTIONS

     IN ORDER TO BE ASSURED THAT YOUR INSTRUCTION TO THE TRUSTEE WILL BE FOLLOWED, YOUR INSTRUCTION FORM MUST BE COMPLETED, SIGNED, DATED AND RECEIVED BY BANKERS TRUST NO LATER THAN 12:00 P.M., MIDNIGHT, NEW YORK CITY TIME ON SEPTEMBER 18, 1997. This time is five business days prior to the expiration of the offer to allow the Trustee time to tabulate elections, decide whether or not to tender Shares for which no instructions are received and transmit the election to the Offeror. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which the Trustee must receive your instruction will be extended automatically to five business days prior to such extended expiration time. REMEMBER TO RETURN YOUR INSTRUCTION FORM TO BANKERS TRUST IN THE ENCLOSED ENVELOPE, RATHER THAN TO THE COMPANY, CAMBREX, OFFEROR OR ANY OTHER PARTY.

     Any instruction you furnish to the Trustee will be irrevocable if not withdrawn by 12:00 p.m., midnight, New York City time on September 18, 1997. This time is five business days prior to the expiration of the Offer. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which you may withdraw such instruction will be extended automatically to five business days prior to such extended expiration time. To withdraw any instruction, you should send a statement to Bankers Trust that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement and print your name and Social Security Number under your signature.

QUESTIONS

     If you have any questions about the instruction form, please contact Susan Stiles at BioWhittaker, Inc. between the hours of 8:30 a.m. and 4:00 p.m. at
(301) 898-7025 extension 2357.

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              BIOWHITTAKER, INC. SAVINGS AND STOCK INVESTMENT PLAN

              INSTRUCTION TO TRUSTEE WHETHER OR NOT TO SELL SHARES

     The undersigned participant in the BioWhittaker, Inc. Savings and Stock Investment Plan (referred to in this form as the "Plan") hereby instructs the Trustee under the Plan to sell or not to sell the shares of Common Stock, par value $0.01 per share, of BioWhittaker, Inc. allocated to my account under the Plan (as explained in the accompanying Notice to Participants) in accordance with the instruction below.

     THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY BANKERS TRUST COMPANY OF DES MOINES, IOWA 665 LOCUST, P.O. BOX 897, DES MOINES, IOWA 50304 NO LATER THAN 12 P.M., MIDNIGHT, NEW YORK CITY TIME ON SEPTEMBER 18, 1997.

     IF THIS FORM IS RECEIVED AFTER 12 P.M., MIDNIGHT, NEW YORK CITY TIME ON SEPTEMBER 18, 1997, THE TRUSTEE CANNOT ENSURE THAT YOUR INSTRUCTIONS WILL BE FOLLOWED.

[X] Please mark your choice like this and sign and date below.

     NEITHER BANKERS TRUST NOR THE TRUSTEE MAKES ANY RECOMMENDATIONS AS TO YOUR DECISION TO SELL OR NOT TO SELL SHARES OF COMPANY STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN.

[ ] Sell the shares of Company Stock allocated to my account under the Plan at $11.625 per share.

[ ] Do not sell the shares of Company Stock allocated to my account under the Plan.

     As a participant in the Plan, I acknowledge receipt of the Notice to Participants of the Plan regarding the Offer to Purchase BioWhittaker, Inc. Common Stock, and I hereby instruct the Trustee of the Plan to sell or not to sell the shares of Common Stock, of BioWhittaker, Inc. allocated to my account under the Plan as indicated above.

     I understand that if I sign, date and return this instruction form but do not provide the Trustee with specific instructions, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the shares of Company Stock allocated to my account under the Plan. In accordance with the terms of the Plan, the Trustee will determine in its independent judgment whether or not to sell any Shares of Company Stock held by the Plan for which no participant instructions are timely received.

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                  Signature                                   Date

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           Social Security Number

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                Printed Name
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  PLEASE SIGN, PRINT YOUR NAME AND SOCIAL SECURITY NUMBER, DATE AND MAIL THIS
 INSTRUCTION FORM PROMPTLY TO BANKERS TRUST COMPANY OF DES MOINES, IOWA IN THE
                       POSTAGE PREPAID ENVELOPE PROVIDED.

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